CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of Bio Solutions Manufacturing, Inc. on Form S-8 of our report dated March 5, 2008 relating to the financial statements of Bio Solutions Manufacturing, Inc., which report appears in this Registration Statement of Bio Solutions Manufacturing, Inc. for the fiscal years ended October 31, 2007 and 2006. We also consent to the reference of our name as it appears under the caption “Experts.”

/s/ Sherb & Co., LLP

Sherb & Co, LLP
New York, New York

Dated: April 25, 2008